EXHIBIT 5
February 2, 1998


Board of Directors
Fred Meyer, Inc.
3800 SE 22nd Avenue
Portland, OR 97202

     Re:  Fred Meyer, Inc. Debt Securities

          We have acted as counsel for Fred Meyer, Inc., a Delaware corporation, (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, covering $2,500,000,000 of Debt Securities of the Company (the "Debt Securities") and the guarantees (the "Guarantees") of the co-registrants set forth therein (the "Co-Registrants"). We have reviewed the corporate action of the Company and the Co-Registrants in connection with this matter and have examined the documents, corporate records, and other instruments, and have consulted with counsel to certain of the Co-Registrants, in each case as we deemed necessary for the purpose of this opinion.

          Based on the foregoing, we are of the opinion that the Company is a corporation existing under the laws of the State of Delaware and each of the Co-Registrants is a corporation or other entity existing under the laws of their respective state of incorporation or organization.

          We are further of the opinion that all action necessary to make valid the proposed issuance of the Debt Securities by the Company and the Guarantees by the Co-Registrants will have been taken when:

     (1) the Registration Statement, as it may be amended, shall have become effective;

     (2) certain officers of the Company shall have taken appropriate action approving certain of the terms of such Debt Securities;

     (3) as to each Co-Registrant, certain officers of such Co-Registrant shall have taken appropriate action approving the terms of any Guarantee of such Debt Securities;

     (4)  the Indenture shall have been duly executed and delivered;

     (5) the Co-Registrants which are not currently subsidiaries of the Company shall have become subsidiaries of the Company; and

     (6) the Debt Securities and the Guarantees shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

          We are further of the opinion that when the steps set forth in the immediately preceding paragraph shall have been taken, the Debt Securities will be duly authorized and binding obligations of the Company and the Guarantees will be duly authorized and binding obligations of the Co-Registrants.

          We consent to the use of our name in the Registration Statement and in the Prospectus filed as a part thereof and to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       STOEL RIVES LLP